NEW CENTURY RESOURCES

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002 (18 USC 1350)

The undersigned, George Christodoulou, the Chief Executive Officer and Chief Financial Officer of New Century Resources (the Company), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's current report on Form 10-K (the "Report").

The undersigned hereby certifies that:

- the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

- the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 27th day of March 2003.

/s/ George Christodoulou

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George Christodoulou

President, Chief Executive Officer and Chief Financial Officer